CONSULTANT AGREEMENT

This Consultant Agreement (“Agreement”) is made by and between LUBY’S, INC., a Delaware corporation, and its subsidiaries, with an address at 13111 Northwest Freeway, Suite 600, Houston, Texas 77040 (collectively, the “Company”) and ERNEST PEKMEZARIS (the “Consultant”), and is effective beginning on the Separation Date as set forth below.

This Agreement represents the agreement mutually reached in connection with the matters outlined herein. Therefore, for and in good consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, both the Company and the Consultant hereby agree as follows:

1. Resignation of Employment from the Company. The Consultant hereby submits and the Company hereby accepts the Consultant’s voluntary resignation as Senior Vice President and Chief Financial Officer and as an officer, agent, and employee of the Company effective April 20, 2007 (the “Separation Date”). Accordingly, effective as of the Separation Date the Consultant’s employment with the Company will be permanently and irrevocably terminated. The Consultant’s participation in any benefit plans will end in accordance with the terms of such plans. The Consultant will be paid all wages or compensation actually owed as of the Separation Date, and the Company will pay the Consultant for any reasonable unreimbursed business expenses, which remain outstanding as of the Separation Date. Unless Consultant is terminated for Cause (as defined below), all unvested stock option and restricted stock grants previously made shall continue to vest during the term of this agreement; and in the event of termination of this agreement, any unvested stock options or restricted stock grants shall vest immediately and/or become unrestricted.

2. Consulting Relationship. For the period beginning on the Separation Date and ending April 20, 2009, unless otherwise terminated pursuant to the terms of this Agreement (the “Consulting Period”) the Consultant’s relationship with the Company will be solely that of an independent contractor and not as an employee of the Company (the “Consulting Relationship”) for the consideration provided for in this Agreement and upon the following terms and conditions:

(a) Consulting Services. During the Consulting Period, the Consultant agrees to furnish to the Company advisory and consulting services related to Finance and Accounting matters and other related consulting services as based upon the direction of the Chief Executive Officer and the Chairman of the Board of Directors of the Company (the “Consulting Services”). The Consultant will perform all Consulting Services in a timely, good, and professional manner. The Consultant agrees to provide the Company with Consulting Services requested by the Company from time to time in an amount not more than 60 hours of actual services per month (the “Maximum Requirement”). Provided the Consultant does not violate the provisions of this Agreement, the Consultant may hold employment and/or provide other consulting services to persons or parties other than the Company. Both the Company and the Consultant acknowledge and agree that at all times subsequent to the Separation Date that the relationship between the parties shall be solely that of an independent contractor and nothing in this Agreement or otherwise shall constitute the Consultant as an employee, agent, or officer of the Company.

(b) Consulting Fees. The Company will pay the Consultant a gross consulting fee of $12,500 each month (the “Consulting Fee”) during the Consulting Period in connection with the Consultant’s performance of Consulting Services. The Company agrees to pay all reasonable and actual expenses incurred by the Consultant in the sole and direct performance of Consulting Services, including but not limited to, travel expenses. The Company shall also provide the Consultant with office space in connection with the performance of Consulting Services, provided, however, all such expenses must be reasonably necessary, actual and approved in advance by the Company. The Consultant acknowledges that he has no other claims for compensation, bonus, or other incentive payments.

(c) Termination of Consulting Relationship. Notwithstanding any agreement to the contrary, unless extended by written agreement of the parties, the Consulting Period and all obligations of the Company pursuant to this Paragraph 2, including, without limitation, the obligation to pay the Consulting Fee, shall automatically terminate (1) April 20, 2009 or (2) an event giving rise for a termination for Cause of the Consulting Relationship. A termination for “Cause” of the Consulting Relationship shall include: (i) a willful and material failure or refusal by the Consultant to timely, properly and professionally perform Consulting Services pursuant to this Agreement; (ii) a breach or violation by the Consultant of any of the terms, covenants, or provisions of this Agreement; or (iii) any unlawful misconduct by the Consultant, including, without limitation, the commission of an act of fraud or embezzlement against the Company or the commission of a crime involving moral turpitude.

3. Enforcement and Representations. Each party acknowledges that the restrictions and agreements contained in this Agreement are necessary for the protection of the other party and that any breach of any of the provisions of this Agreement by a party will cause the other party irreparable damages for which the other party could not be adequately or reasonably compensated for in monetary damages. Accordingly, each party consents to the issuance of an injunction in favor of the other party, where a party has acted upon reasonable information concerning the potential breach, to enjoin the breach of any covenant of the other party contained in this Agreement by any court of competent jurisdiction. Nothing contained in this Paragraph shall be in limitation of any other rights or remedies that a party may have at law or in equity should the other party breach the terms of this Agreement. The Consultant also represents and warrants to the Company, as of the date hereof, that the execution, delivery and performance by the Consultant of the terms and provisions of this Agreement do not require the consent of any spouse or other person which has not already been obtained and that this Agreement constitutes a legal, valid and binding obligation of the Consultant and is enforceable against the Consultant in accordance with its terms.

4. Governing Law, Venue, and Severability. The Company and the Consultant agree that Texas law shall govern the construction, interpretation, and enforcement of this Agreement, and the parties agree that venue for any action brought to enforce this Agreement shall be a court of competent jurisdiction in the County of Harris, State of Texas. If any provision, or portion thereof, of this Agreement shall for any reason be held to be invalid or unenforceable or to be contrary to public policy or any law, then the remainder of this Agreement shall be affected thereby. If at any time the Consultant claims that any portion of this Agreement is unenforceable or invalid, the Consultant must immediately tender back all consideration paid to the Consultant pursuant to this Agreement, and provide written notice of the basis for the Consultant’s claim.

5. Compliance with Securities Laws. The Consultant agrees to comply with any applicable federal and state securities laws including, without limitation, compliance with any applicable reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended, for a period of six (6) months after the Separation Date. The Consultant should consult with an attorney of his choice after the Separation Date to determine any continuing obligations he may have with respect to the federal and state securities laws including applicable insider trading regulations and Section 16 reporting obligations.

6. Entire Agreement. The Company and the Consultant agree that no promises or representations were or are made which do not appear written in this Agreement; that this Agreement, contains the voluntary and entire agreement between the parties and supersedes any and all previous verbal or written promises, representations, agreements, negotiations and discussions between the parties; that this is a final and binding settlement agreement; that neither of the parties are relying on any representation or promise that does not appear in this Agreement; that this Agreement is the result of negotiations between the parties after the opportunity to consult with counsel of each of the parties own respective choosing; and that this Agreement cannot be terminated or changed except by a writing signed by a duly authorized representative of the Company and the Consultant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Separation Date.

COMPANY:

By:	/s/Gasper Mir III
Gasper Mir, III
Chariman of the Board
Luby's, Inc.

CONSULTANT:

By:	/s/Ernest Pekmezaris
Ernest Pekmezaris